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                                                                    Exhibit 23.4



                              ACCOUNTANTS' CONSENT
                              --------------------



The Board of Directors
NovaStar Financial, Inc.


We consent to the inclusion of our report, dated February 9, 2001 relating to the consolidated balance sheets of NovaStar Financial, Inc. and subsidiaries as of December 31, 2000 and 1999 and related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and to the reference to our firm in the experts paragraph in the Registration Statement No. 333-43471 on Form S-11 of NovaStar Financial, Inc.


/s/ KPMG LLP

Kansas City, Missouri

July 24, 2001